OPHTHALMIC IMAGING SYSTEMS	CONTACTS: GIL ALLON, CEO
221 LATHROP WAY, SUITE I	ARIEL SHENHAR, CFO
SACRAMENTO, CA 95815	(916) 646-2020
INVESTOR RELATIONS TODD FROMER / GARTH RUSSELL KCSA STRATEGIC COMMUNICATIONS 212-896-1215 / 212-896-1250
FOR IMMEDIATE RELEASE

OPHTHALMIC IMAGING SYSTEMS COMMENTS ON POTENTIAL IMPACT OF
U.S. GOVERNMENT’S STIMULUS PACKAGE ON ELECTRONIC HEALTH RECORDS MARKET

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SACRAMENTO, Calif., February 20, 2009 -- Ophthalmic Imaging Systems (OIS) (OTC BB: OISI) and Abraxas Medical Solutions, Inc., a wholly-owned subsidiary of OIS and a provider of state of the art Electronic Health Record (EHR) solution, commented on a portion of the American Recovery and Reinvestment Act of 2009, the U.S. Government’s stimulus package (the “Stimulus Package”), that pertains to healthcare IT.

Estimates released by the Congressional Budget Office on February 13, project that over $20 billion will be spent on financial incentives for doctors who become meaningful users of a certified EHR solution by 2015 (see http://www.oisi.com/HR1/CBO.pdf for more information). Physicians who implement a solution and become meaningful users between 2010 and 2012 will be eligible for $44,000 each in incentive payments, and physicians who become meaningful users between 2012 and 2014 will be eligible for lower payments. Physicians who have not become meaningful users by 2014 will not qualify for any payments. Additional information on this portion of the Stimulus Plan is available at http://www.oisi.com/HR1/HR1.pdf.

“We believe the portion of the Stimulus Package that offers incentives to users for utilizing a certified EHR solution has tremendous potential to rapidly increase the user base of EHR solutions and improve the quality of care and efficiency of our healthcare system. While many medical professionals recognize the advantages that EHR solutions offer their businesses and patients, the market’s adoption of these solutions has been slow,” stated Gil Allon, CEO of Ophthalmic Imaging Systems. “We are pleased that the Stimulus Package requires professionals to be meaningful users of an EHR solution within the next five years and that the solutions must be certified. We believe that these requirements will ensure that our health system will receive the biggest gains in efficiency through guaranteed interoperability and system use.”

OIS	WWW.OISI.COM
221 LATHROP WAY, SUITE I	MAIN 800.338.8436
SACRAMENTO, CA 95815	FAX 916.646.0207
USA

Ophthalmic Imaging Systems

Press Release
February 20, 2009

“The timing of this stimulus package is especially fortunate for OIS and Abraxas Medical Solutions, as we offer our CCHIT Certified® 2006 Ambulatory EHR, (Abraxas EMR version 1.0.3.0), along with practice management solutions into five different medical specialties. While our solutions have been well received in the market thus far, we anticipate the Stimulus Package will create a significant increase in customer demand. With a relatively short window of opportunity to take advantage of these payments, we believe that the market will react to these deadlines by implementing solutions early, so physicians can be meaningful EHR users prior to the deadline.”

About Ophthalmic Imaging Systems

Ophthalmic Imaging Systems (www.oisi.com), a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. Through OIS’ wholly-owned subsidiary, Abraxas Medical Solutions, the company provides Electronic Medical Records and Practice Management software to Ophthalmology as well as OB/GYN, Orthopedic and Primary care. The Company, together with MediVision, co-markets and supports our products through an extensive network of dealers, distributors, and direct representatives.

About Abraxas Medical Solutions, Inc.

Abraxas Medical Solutions, Inc. (Abraxas) located in Irvine, California, is a recently established, wholly-owned subsidiary of Ophthalmic Imaging Systems (OIS). Abraxas focuses on developing and marketing electronic medical records and practice management software to medical offices of different specialties nationwide. Abraxas Medical Solution's EHR software, Abraxas EMR Version 1.0.3.0, is a CCHIT Certified® 2006 Ambulatory EHR.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

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OIS	WWW.OISI.COM
221 LATHROP WAY, SUITE I	MAIN 800.338.8436
SACRAMENTO, CA 95815	FAX 916.646.0207
USA